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                                                                  Exhibit 23(c)


                          INDEPENDENT AUDITORS' CONSENT



     We consent to the inclusion in this Registration Statement of CNB, Inc. on Form S-4 of our report dated January 12, 1996, relating to the consolidated balance sheet of Riherd Bank Holding Company and subsidiary as of December 31, 1995 and December 31, 1994, and the related consolidated statements of operations, stockholders' equity, an cash flows for the two years then ended, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




                                        Rex Meighen & Company
                                        Certified Public Accountants


Tampa, Florida
June 21, 1996